SHAREHOLDER AGREEMENT

                            AMONG THE SHAREHOLDERS OF

                            AVENSYS LABORATORIES INC.

                                     ET AL.



                              McCarthy Tetrault LLP

                                 April 13, 2006


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                                TABLE OF CONTENTS

1.    INTERPRETATION...........................................................3

   1.1      DEFINITIONS........................................................3
   1.2      HEADINGS...........................................................7
   1.3      EXTENDED MEANINGS..................................................7
   1.1      STATUTORY REFERENCES...............................................7
   1.4      ACCOUNTING PRINCIPLES..............................................7
   1.5      CURRENCY...........................................................7
   1.6      UNANIMOUS SHAREHOLDER AGREEMENT....................................8
   1.7      SCHEDULES..........................................................8

2.    TERMINATION OF ANY PRIOR AGREEMENT.......................................8

3.    MANAGEMENT...............................................................8

   3.1      CARRYING OUT OF THE AGREEMENT......................................8
   3.2      DIRECTORS..........................................................8
   3.3      MEETINGS OF DIRECTORS..............................................9
   3.4      APPROVAL OF MATTERS................................................9
   3.5      REPORTING REQUIREMENTS............................................11

4.    DEALING WITH SHARES.....................................................12

   4.1      REPRESENTATIONS AND WARRANTIES BY SHAREHOLDERS....................12
   4.2      GENERAL PROHIBITION ON TRANSFER...................................13
   4.3      TRANSFERS TO A CONTROLLED ENTITY..................................13
   4.4      TRANSFER TO AFFILIATES............................................14
   4.5      TRANSFERS BY A LIMITED PARTNERSHIP TO ITS LIMITED PARTNERS........14
   4.6      TRANSFER BY CELTIC................................................15
   4.7      RIGHT OF FIRST REFUSAL OF AVENSYS.................................15
   4.8      RIGHT OF FIRST REFUSAL OF THE PREFERRED HOLDERS...................17
   4.9      NO REGISTRATION OF TRANSFER UNLESS TRANSFEREE IS BOUND............19
   4.10     SPECIFIC PROHIBITIONS ON TRANSFER.................................20
   4.11     NEW SHAREHOLDERS..................................................20
   4.12     ENDORSEMENT ON CERTIFICATES.......................................21
   4.13     PUT OPTION........................................................21

5.    GENERAL.................................................................22

   5.1      NON-SOLICITATION..................................................22
   5.2      CONFIDENTIALITY...................................................22
   5.3      FURTHER ASSURANCES................................................23
   5.4      BENEFIT OF THE AGREEMENT..........................................23
   5.5      ENTIRE AGREEMENT..................................................23
   5.6      AMENDMENTS AND WAIVERS............................................23
   5.7      ASSIGNMENT........................................................23
   5.8      TERMINATION.......................................................23
   5.9      SEVERABILITY......................................................24
   5.10     NOTICES...........................................................24
   5.11     GOVERNING LAW.....................................................28
   5.12     COUNTERPARTS......................................................28
   5.13     FACSIMILES........................................................28


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SHAREHOLDER AGREEMENT made as of April 13, 2006.

BETWEEN: AVENSYS INC., ("Avensys") a company incorporated under Part 1A of the Companies Act (Quebec), having its head office at 880, Selkirk, Pointe-Claire, Quebec H9R 3S3, herein acting and represented by its duly authorized representative as he so declares,

AND: INVESTISSEMENT TECHNOLOGIE (3599) INC., ("3599") a company incorporated under Part 1A of the Companies Act (Quebec) having its head office at 600, de la Gauchetiere West, Suite 1500, Montreal, Quebec H3B 4L8, herein acting and represented by its duly authorized representative as he so declares,

AND: ONTARIO TEACHERS' PENSION PLAN, ("OTPP") a corporation governed by the laws of the Province of Ontario, having its head office at 5650, Yonge Street, Toronto, Ontario M2M 4H5, herein acting and represented by its duly authorized representative as he so declares,

AND: CELTIC HOUSE VENTURE PARTNERS FUND IIA LP, ("Celtic") a limited partnership formed under the laws of the Province of Ontario having its head office at 303 Terry Fox Drive, Suite 120, Kanata, Ontario K2K 3J1, represented by Celtic House General Partner (Fund IIA) Inc., its general partner, herein acting and represented by its duly authorized representative as he so declares,

AND: GTI V LIMITED PARTNERSHIP, ("GTI V") a limited partnership formed under the laws of the Province of Quebec having its head office at 255 Saint-Jacques Street, 2nd Floor, Montreal, Quebec H2Y 1M6, represented by its general partner GTI V Inc., a corporation incorporated under the laws of the Province of Quebec, herein acting and represented by its duly authorized representative as he so declares,

AND: GTI V (NR) LIMITED PARTNERSHIP, ("GTI V (NR)") a limited partnership formed under the laws of the Province of Quebec having its head office at 255 Saint-Jacques Street, 2nd Floor, Montreal, Quebec H2Y 1M6, represented by its general partner GTI V (NR) Inc., a corporation incorporated under the laws of the Province of Quebec, herein acting and represented by its duly authorized representative as he so declares,


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AND:              BAY TECH VENTURE CAPITAL GMBH & CO. KG., ("Bay Tech") a
                  limited partnership incorporated under the laws of Germany having its head office at Brienner Strasse 24, 80333, Munich, Germany, herein acting and represented by its duly authorized representative as he so declares, (3599, OTPP, Celtic, GTI V, GTI V (NR) and Bay Tech collectively referred as the "ITF Group" and individually as a "Preferred Holder")

AND: MANARIS CORPORATION, ("Manaris") a corporation incorporated under the laws of the state of Nevada, having a place of business at 1155 Rene-Levesque West, Suite 2720, Montreal, Quebec H3B 2K8, herein acting and represented by its duly authorized representative as he so declares,

AND INTERVENING:  AVENSYS LABORATORIES INC., (the "Company" or "Avensys Lab") a
                  company incorporated under Part 1A of the Companies Act (Quebec), having its head office at 247, boulevard Thibeau, Trois-Rivieres, Quebec G8T 6X9, herein acting and represented by its duly authorized representative as he so declares,

WHEREAS ITF Optical Technologies Inc. ("ITF"), Avensys, Avensys Lab and Manaris have entered into an asset purchase agreement dated April 4, 2006, for the sale by ITF to Avensys of certain assets associated with ITF's all-fiber photonics solutions manufacturing business (the "Asset Purchase Agreement");

AND WHEREAS pursuant to the Asset Purchase Agreement, the purchase price payable consists in part of Shares of Avensys Lab to be issued, at the direction of ITF, to each Preferred Holder in the proportions set out in Section 2.4.3 of the Asset Purchase Agreement;

AND WHEREAS it is a condition of closing of the sale of assets under the Asset Purchase Agreement that the Shareholders and the Company enter into this Agreement;

AND WHEREAS the authorized capital of the Company consists of an unlimited number of common shares and of Class A, Class B, Class C, Class D and Class E Preferred Shares of which 1,000,000 common shares, 500,000 Class A Preferred Shares, and 2,000,000 Class E Preferred Shares are issued and outstanding;

AND WHEREAS the Shares of the Company are owned as follows:


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
      Shareholders                Common Shares            Class A Preferred Shares    Class E Preferred Shares
      ------------                -------------            ------------------------    ------------------------
        Avensys                       420,000                      500,000                           --
         3599                         243,600                           --                      840,000
         OTPP                         127,600                           --                      440,000
        Celtic                         81,200                           --                      280,000
         GTI V                         41,296                           --                      142,400
      GTI V (NR)                       16,704                           --                       57,600
       Bay Tech                        69,600                           --                      240,000
                   TOTAL            1,000,000                      500,000                    2,000,000

AND WHEREAS the Shareholders and the Company have agreed to enter into this Agreement as being in their respective best interests and for the purpose of providing for the operation of the Company;

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

1.       INTERPRETATION

         1.1      Definitions

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith:

                  1.1.1 "Accountant" means the auditor or accountant, as the case may be, of the Company appointed from time to time.

                  1.1.2    "CBCA" means the Canada Business Corporations Act.

                  1.1.3 "Affiliate" means an affiliate within the meaning of the CBCA.

                  1.1.4 "Agreement" means this agreement, including its recitals and schedules, as amended from time to time.

                  1.1.5 "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Quebec.

                  1.1.6 "Competitor" means any Person which conducts a business anywhere in the world which is similar to or substantially similar to the business presently conducted by the Company, that is, research in connection with and development, manufacture, marketing and sale of photonic components based on an all-fiber technology platform (defined as using the


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                           fiber as the constituent medium) for
                           telecommunications, fiber lasers or optical sensors or which competes with the business carried on by the Company or any of its Subsidiaries, during the term of this Agreement.

                  1.1.7    "Control" means:

                           1.1.7.1 when applied to the relationship between a Person and a company, the ownership by such Person at the relevant time of shares of such company carrying more than the greater of (i) 50% of the voting rights ordinarily exercisable at meetings of shareholders of such company and (ii) the percentage of voting rights ordinarily exercisable at meetings of shareholders of such company that are sufficient to elect a majority of the directors of such company; and

                           1.1.7.2 when applied to the relationship between a Person and a partnership or joint venture, the beneficial ownership by such Person at the relevant time of more than 50% of the ownership interests of the partnership or joint venture in circumstances where it can reasonably be expected that such Person directs the affairs of the partnership or joint venture;

                           and the words "Controlled by", "Controlling" and similar words have corresponding meanings; provided that a Person (the "first-mentioned Person") who Controls a company, partnership or joint venture (the "second-mentioned Person") shall be deemed to Control a company, partnership or joint venture which is Controlled by the second-mentioned Person and so on; and the words "Control Directly", "Directly Control" and similar words mean Control otherwise than by reason of the application of the deeming provision and the words "Control Indirectly" and similar words mean Control by reason of the application of this deeming provision.

                  1.1.8 "Election Notice" has the meaning set out in Section 4.13.1.

                  1.1.9    "Income Tax Act" means the Income Tax Act (Canada).

                  1.1.10 "Intellectual Property" means all foreign and domestic intellectual property rights and the subject matter thereof, including or arising from, (i) Patents; (ii) Technical Information; (iii) trademarks and trademark rights, trade names, service marks, brand names, certification marks, and other indications of origin, whether registered or not, and the goodwill associated therewith; (iv) copyrights, whether registered or not, including without


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                           limitation, computer programs and computer software
                           and all source and object code, algorithms, architecture, structure, display screens, layouts and development tools related thereto, promotional materials and databases; (v) industrial designs, whether registered or not; (vi) trade secrets and other confidential or non-public information, including inventions, designs, samples, schematics, customer lists, supplier and dealer lists and marketing research; (vii) internet protocol addresses and domain names, whether or not used or currently in service; (viii) any similar intellectual or industrial property or proprietary rights; (ix) registrations of, and applications to register or for any of the foregoing, and any renewal, extension, reissue, division, continuation or modification thereof; (x) all documentation and media constituting, describing or relating to the foregoing, including without limitation manuals, memoranda and records and the right to register any of the foregoing; and "Intellectual Property Right" shall mean any one of them.

                  1.1.11   "ITF Group" has the meaning set out in the preamble.

                  1.1.12   "Limited Partner" has the meaning set out in Section
                           4.5.

                  1.1.13   "Limited Partnership" has the meaning set out in
                           Section 4.5.

                  1.1.14 "Notice" has the meaning set out in Sections 4.7.1 and 4.8.1.

                  1.1.15   "Offered Shares" has the meaning set out in Sections
                           4.7.1 and 4.8.1.

                  1.1.16   "Offerees" has the meaning set out in Section 4.8.1.

                  1.1.17 "Offeror" has the respective meanings set out in Sections 4.7.1 and 4.8.1.

                  1.1.18 "Patents" means all registered patents and pending applications for patents throughout the world, owned by the Company.

                  1.1.19 "Permitted Window" has the meaning set out in Section 4.13.1..

                  1.1.20 "Person" means an individual, partnership, limited partnership, joint venture, trustee, trust, corporation, company, unlimited liability company, unincorporated organization or other entity or a government, state or agency or political subdivision thereof, and pronouns have a similarly extended meaning.

                  1.1.21   "Put Option" has the meaning set out in Section
                           4.13.1.

                  1.1.22 "Preferred Holder" has the meaning set out in the preamble.


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                  1.1.23   "Rejected Shares" has the meaning set out in Section
                           4.8.3.

                  1.1.24 "Shareholders" means Avensys, 3599, OTPP, Celtic, GTI V, GTI V (NR) and Bay Tech, together with such other Persons as may become parties to this Agreement, collectively and "Shareholder" means any one of such Persons individually.

                  1.1.25 "Shares" means the shares of the Company that the Shareholders own at the date hereof or hereafter.

                  1.1.26 "Subsidiary" means any legal entity Controlled by the Company.

                  1.1.27   "Super Majority" means:

                           (a) a resolution passed by not less than 75% of the votes cast by the Preferred Holders present in person or represented by proxy during a meeting called for the passing of such resolution pursuant to this Agreement; or

                           (b) a written instrument signed by the holders of not less than 75% of the Shares owned by the Preferred Holders without the necessity of any meeting;

                           provided, however, that for greater clarity, such percentage of Shares shall be calculated on the basis of the Shares owned by the Preferred Holders only without regard to or consideration of any other shares of the Company that may at any time and from time to time be issued and outstanding.

                  1.1.28 "Technical Information" means work in progress, data, information, know-how, descriptions of unpatented technology, techniques, systems, product roadmaps, layouts and development tools related thereto, bills of material, experience and other technical information used by the Company, including proprietary processes, specifications, formulae, algorithms, models, user interfaces, concepts, ideas, techniques, methods, source codes, object codes and methodologies.

                  1.1.29 "Third Party Offer" has the meaning set out in Sections 4.7.1 and 4.8.1.

                  1.1.30 "Transfer" means any sale, exchange, assignment, gift, bequest, disposition, mortgage, hypothec, charge, pledge, encumbrance, grant of security interest, short sale, grant of any option, hedging or similar transaction with the same economic effect as a sale, monetization, securitization,


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                           collateralization, delegation or other arrangement of
                           any nature whatsoever by which possession, legal title, beneficial ownership, voting rights or other attributes of ownership passes or may pass from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing and "Transferred", "Transferring" and similar words have corresponding meanings.

         1.2      Headings

                  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

         1.3      Extended Meanings

                  In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, limited liability companies, associations, trusts, unincorporated organizations and companies.

         1.1      Statutory References

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

         1.4      Accounting Principles

                  Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles ("GAAP"), such reference shall be deemed to be to the generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles and applied in a manner consistent with prior periods of the Company.

         1.5      Currency

                  All references to currency herein are to lawful money of Canada.


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         1.6      Unanimous Shareholder Agreement

                  To the extent that this Agreement specifies that any matter must be dealt with or approved by, or requires action by, the Shareholders or otherwise has the effect of restricting in whole or in part the powers of the directors to manage or to supervise the management of the business and affairs of the Company, the powers of the directors of the Company to manage and to supervise the management of the business and affairs of the Company with respect to such matters are correspondingly restricted.

         1.7      Schedules

                  The following are the Schedules to this Agreement:

                  Schedule 4.11 - Intervention Form

2.       TERMINATION OF ANY PRIOR AGREEMENT

         Avensys hereby represents and warrants to the Preferred Holders that all agreements regarding the organization and affairs of the Company and/or the sale of any Shares of the Company under certain circumstances, whether written or oral, including the Convention unanime d'actionnaires dated June 1, 2005, have been validly terminated.

3.       MANAGEMENT

         3.1      Carrying out of the Agreement

                  3.1.1 The Shareholders will at all times carry out and exercise their voting rights to cause the Company to carry out the provisions of this Agreement.

                  3.1.2 The Shareholders shall each vote their Shares and act in all other respects and shall cause their respective nominees to the Board, to the extent permitted by law, to vote and act in connection with the corporate proceedings of the Corporation so as to ensure that the provisions of this Agreement are complied with.

                  3.1.3 The Company will carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so.

         3.2      Directors

                  3.2.1 The board of directors of the Company will consist of three directors. Two nominees designated by Super Majority of the ITF Group and one nominee designated by Avensys will be the directors of the Company.


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                  3.2.2    Each of the ITF Group and Avensys shall be entitled
                           at any time to remove any director nominated by it by written notice to such director, to the Company and to the other Shareholders. Any vacancy occurring on the board by reason of death, disqualification, inability to act, resignation or removal of any director shall only be filled by nomination of the ITF Group or Avensys, as the case may be, if its nominee has died, become disqualified, is unable to act, has resigned or has been removed. Forthwith upon such nomination, the Shareholders shall elect the director so nominated, provided he is otherwise qualified under the CBCA and this Agreement, so as to always maintain a board consisting of the nominees of the ITF Group and Avensys as contemplated in Section
                           3.2.1 above.

                  3.2.3 The Company shall purchase and maintain directors' liability insurance with coverage terms, conditions and limits customary for similar companies, but in no event less than $3,000,000.

         3.3      Meetings of Directors

                  3.3.1 A minimum of four (4) meetings of the board of directors shall be held per fiscal year, with at least one meeting held every fiscal quarter of the Company.

                  3.3.2 A quorum for any and all meetings of the board of directors shall consist of two directors.

         3.4      Approval of Matters

                  3.4.1    The Company may not take any of the following actions
                           (i) without the written approval of the Shareholders holding 66 2/3 % or more of the voting rights attached to the issued and outstanding Shares and
                           (ii) without having obtained all consents required by law or by the articles or by-laws of the Company:

                           3.4.1.1 any change in the articles or by-laws of the Company;

                           3.4.1.2 any change in the authorized or issued capital of the Company;

                           3.4.1.3 the entering into of any agreement or the making of any offer or the granting of any right capable of becoming an agreement to allot or issue any shares or other securities of the Company;

                           3.4.1.4 any action that may lead to or result in a material change in the nature of the business of the Company, including the change in location of the head office or one of the principal places of business of the Company;


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                           3.4.1.5  the taking of any steps to wind-up or
                                    terminate the corporate existence of the Company;

                           3.4.1.6 the sale, lease, exchange or disposition of the entire undertaking or assets of the Company or any substantial part thereof;

                           3.4.1.7 the sale, lease, exchange or disposition of any assets of the Company to, or the dealing in any other way with, any person not at arm's length (as defined in the Income Tax
                                    Act) with the Company unless any transaction relating thereto is on terms as least as favourable to the Company as the terms it would obtain if such transaction were with a person dealing at arm's length with the Company;

                           3.4.1.8 the sale, exchange, disposition or license of any Intellectual Property belonging to the Company outside of the ordinary course of business;

                           3.4.1.9 the making of loans or advances to, or the giving of security for, or the guaranteeing of the debts of, any Person directly or indirectly;

                           3.4.1.10 any change in the number of directors;

                           3.4.1.11 the appointment or change of officers and
                                    management employees of the Company;

                           3.4.1.12 the declaration or payment of any dividend;

                           3.4.1.13 the taking, holding, subscribing for or
                                    agreeing to purchase or acquire shares in the capital of any body corporate;

                           3.4.1.14 the entering into of an amalgamation, merger
                                    or consolidation with any other body
                                    corporate, or the creation of a Subsidiary;

                           3.4.1.15 the change in the financial year end of the
                                    Company;

                           3.4.1.16 any change to the License Agreement to be
                                    entered into concurrently herewith between
                                    Avensys and the Company; and


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                           3.4.1.17 any consent to the specific prohibitions on
                                    the Transfers of Shares set out in Section
                                    4.10.

                  3.4.2    In order to obtain the consents required under
                           Section 3.4.1, the Company must send to each of the Shareholders a notice given in accordance with
                           Section 5.10 detailing the action, decision, resolution or by-law requiring their consent. The Shareholders shall exercise their right provided for in 3.4.1 by notifying the Company of their decision as soon as possible following the receipt of the notice. If any Shareholder fails to notify the Company of its decision within the 15 Business Day period following the receipt of such notice from the Company, such Shareholder shall be deemed to have approved such action, decision, resolution or by-law.

                  3.4.3 The Company shall provide to each Shareholder and each director, promptly following the receipt thereof, a copy of any notice, letter or other document informing the Company of the institution or contestation of any legal proceeding involving the Company other than actions on account and actions involving claims of less than $25,000 which are not related to Intellectual Property.

                  3.4.4 Upon the creation of a Subsidiary, this Section 3 shall apply mutatis mutandis to the conduct of the affairs and business of such Subsidiary.

                  3.4.5 In the event that either Avensys or Manaris, as the case may be, is in default in fulfilling its obligations under Section 4.13, then Sections 3.4.1 and 3.4.2 shall be deemed automatically terminated in their entirety upon written notice by any Preferred Holder to the Company advising the Company of such default.

         3.5      Reporting Requirements

                  The Company shall provide to each of the Shareholders (a) unaudited unconsolidated quarterly financial statements for the Company prepared in accordance with GAAP, together with a Management Discussion and Analysis thereto, within 30 days after the end of each quarter, and (b) audited unconsolidated annual financial statements of the Company prepared in accordance with GAAP, together with a Management Discussion and Analysis thereto, within 90 days after the end of each fiscal year end.


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

4.       DEALING WITH SHARES

         4.1      Representations and Warranties by Shareholders

                  Each Shareholder represents and warrants:

                  4.1.1 that such Shareholder exclusively owns the number of Shares which are expressed to be owned by him/it in the preamble to this Agreement and that such Shares are not subject to any hypothec, mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that, except in connection with any Transfer permitted pursuant to Sections 4.3 through
                           4.11 (inclusively), no Person has any rights to become a holder or possessor of any of such Shares or of the certificates representing the same;

                  4.1.2 if such Shareholder is an individual, that he has the capacity to enter into and give full effect to this Agreement;

                  4.1.3 if such Shareholder is a corporation or company, that it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and that it has the corporate power and capacity to own its assets and to enter into and perform its obligations under this Agreement;

                  4.1.4 if such Shareholder is a trust, partnership or joint venture, that it is duly constituted under the laws which govern it and that it has the power to own its assets and to enter into and perform its obligations under this Agreement;

                  4.1.5 that this Agreement has been duly authorized by it, duly executed and delivered by him or it, as the case may be, and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

                  4.1.6 that the execution, delivery and performance of this Agreement does not and will not contravene the provisions of its articles, by-laws, constating documents or other organizational documents or the documents by which it was created or established or the provisions of any indenture, agreement or other instrument to which he or it is a party or by which he or it may be bound and the violation of which would invalidate the execution, delivery and performance of this Agreement by such Shareholder; and

                  4.1.7 that all of the foregoing representations and warranties will continue to be true and correct during the term of this Agreement.

         4.2      General Prohibition on Transfer

                  Except as expressly provided in this Article 4, no Shareholder may Transfer the Shares that such Shareholder owns, or the Shareholder's rights under this Agreement, unless prior to doing so the other Shareholders consent in writing. The provisions of this Section 4.2 will apply to any Transfer of Shares even if the Shareholder is Transferring such Shares together with or in conjunction with other assets.

         4.3      Transfers to a Controlled Entity

                  Notwithstanding any provision of this Agreement other than
                  Section 4.10, each Shareholder may at any time and from time to time Transfer all or any of its Shares to a Controlled Entity thereof provided that:

                  4.3.1 the Controlled Entity and the Shareholder shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, which contains a representation and warranty by the Controlled Entity and the Shareholder that (i) the Controlled Entity is Controlled by the Shareholder in question and sets out particular as to the manner in which the Controlled Entity is a Controlled Entity of the Shareholder in question, and
                           (ii) no Shareholder of the Controlled Entity is a Competitor;

                  4.3.2 the Controlled Entity shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, in which the Controlled Entity makes the representations and warranties made by the Shareholders in this Agreement;

                  4.3.3 the Controlled Entity shall have executed an intervention in the form of Schedule 4.11;

                  4.3.4 the Shareholder Transferring its Shares to a Controlled Entity shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, in which the Shareholder acknowledges and agrees to be bound, solidarily with the Controlled Entity, by all the representations, warranties and covenants of the Controlled Entity hereunder, and both the Shareholder and the Controlled Entity acknowledge and agree that they shall, for the purposes of this Agreement, be considered as one Shareholder; and

                  4.3.5 the Shareholder Transferring its Shares to a Controlled Entity agrees to maintain Direct Control at all times during the term of this Agreement of the Controlled Entity, and not to permit the issuance of any shares in the capital stock of the Controlled Entity nor permit the Transfer of any such shares to a third party, without the consent of the other Shareholders, failing which the initial Transfer by the Shareholder of its Shares to a Controlled Entity shall be deemed to be and shall be in violation of
                           Section 4.3.1.

         4.4      Transfer to Affiliates

                  Notwithstanding any provision of this Agreement other than
                  Section 4.10, each Shareholder may, at any time and from time to time, Transfer all or any of the Shares held by it to any of its Affiliates. A Shareholder must first notify the Company in writing of such Transfer including the proposed transferee and the Company reserves the right to prohibit any such Transfer to an Affiliate who is a Competitor of the Company and provided that such transferee shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, in which such transferee makes the representations and warranties made by the Shareholders in this Agreement and agrees to execute an intervention in the form of Schedule 4.11, it being understood and agreed that (i) such transferee, if same had acquired all of the Shareholder's Shares, shall benefit from all the rights of such Shareholder hereunder, as if such transferee had executed this Agreement in lieu and place of such Shareholder and (ii) that such Shareholder shall cease to be bound by the provisions hereof (except for Section 5.2 which shall continue to apply). In the event that only part of the Shares held by such Shareholder holding Shares are transferred to such transferee, such Shareholder holding Shares shall continue to be bound by the provisions hereof in respect of the remaining Shares it holds.

         4.5      Transfers by a Limited Partnership to its Limited Partners

                  Notwithstanding any provision of this Agreement other than
                  Section 4.10, each of Celtic, GTI V, GTI V (NR) or Bay Tech (each a "Limited Partnership") may, at any time and from time to time, Transfer all or any of the Shares held by it to any of its limited partners (a "Limited Partner") if such Transfer results from a distribution by the Limited Partnership or the wind-up of the Limited Partnership, in accordance with the provisions of the limited partnership agreement governing it provided that:

                  4.5.1 the Limited Partner shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, in which the Limited Partner makes the representations and warranties made by the Shareholders under this Agreement and agrees to execute an intervention in the form of Schedule 4.11;

                  4.5.2 the Limited Partner shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, in which the Limited Partner grants to the general partner of the transferring Limited Partnership, by way of irrevocable and unconditional grant, the right to vote the Shares transferred to the Limited Partner at all meetings of Shareholders and the right to execute all documents and to do all things which a Shareholder is permitted or required to do under this Agreement; and

                  4.5.3 in the event that only part of the Shares held by the Limited Partnership are Transferred to one or more of its Limited Partners, such Limited Partnership shall continue to be bound by the terms hereof in respect of the remaining Shares it holds.

         4.6      Transfer by Celtic

                  Notwithstanding any provision of this Agreement other than
                  Section 4.10, Celtic (including for greater certainty any permitted transferee of Celtic or any successive transferee pursuant to Section 4.3, 4.4 or 4.5) may at any time and from time to time Transfer all or part of the Shares held by it to
                  (a) any fund under common management or control with Celtic (or its successor by amalgamation), or whose manager or general partner, as applicable, is the same as or an Affiliate of the manager or general partner of Celtic (or its successor by amalgamation); or (b) a partner or partners of any limited partnership referred to in (a) above, if such Transfer results from a distribution by the limited partnership or the wind-up of the limited partnership in accordance with the provisions of the limited partnership agreement governing it, or pursuant to an agreement which requires such partner or partners to Transfer such Shares to the limited partnership, provided in each such case that such transferee is not a Competitor of the Company and shall have executed and delivered an instrument, in form and substance satisfactory to legal counsel to the Company, in which such transferee makes the representations and warranties made by the Shareholders under this Agreement and any others required in the opinion of the Company to comply with Section 4.10 and agrees to execute an intervention in the form of Schedule 4.11, it being understood and agreed that (i) such transferee, if same has acquired all of the transferor's Shares, shall benefit from all the rights of such transferor hereunder, as if such transferee had executed this Agreement in lieu and place of such transferor and (ii) that such transferor shall cease to be bound by the provisions hereof (except for Section 5.2 which shall continue to apply). In the event that only part of the Shares held by such transferor are Transferred to such transferee, such transferor shall continue to be bound by the provisions hereof in respect of the remaining Shares it holds.

         4.7      Right of First Refusal of Avensys

                  4.7.1 Except as otherwise provided herein, Avensys (the "Offeror") shall be permitted to Transfer Shares only if it receives a bona fide written offer (a "Third Party Offer") from a Person (the "Third Party Offeror") dealing at arm's length (as defined in the Income Tax Act) to purchase all and not less than all of the Shares that it owns (the "Offered Shares"). The Third Party Offer must be a cash offer to purchase only Shares and no other assets and provide for the purchase of the Shares of the ITF Group for a price equal to the greater of (a) the value of the Shares of the ITF Group calculated on the basis of the price per Offered Share set out in the Third Party Offer or (b) $2,000,000. The Offeror shall give a notice ("Notice") to the Company and the ITF Group which Notice must contain a copy of the Third Party Offer, disclose the identity of the Person making the Third Party Offer and provide evidence sufficient to establish that such Person has the power and capacity, including financial capacity, to complete the purchase of the Offered Shares and that the conditions set out in Section 4.10 will be satisfied. Upon the Notice being given, the ITF Group will have the right, to be exercised within 30 days of receipt of the Third Party Offer, to purchase all, but not less than all, of the Offered Shares at the same price and upon the same terms and conditions as are contained in the Third Party Offer.

                  4.7.2 If the ITF Group is willing to purchase all, but not less than all, of the Offered Shares as provided in
                           Section 4.7.1, the transaction of purchase and sale will be completed in accordance with the terms set out in the Third Party Offer by delivery of the Offered Shares by the Offeror with good title, free and clear of all liens, charges, encumbrances and any other rights of others, against payment by certified cheque or bank draft by the ITF Group. If, at the time of completion, any Offered Shares are subject to any lien, charge, encumbrance or other right of others, the Offerees will be entitled to deduct from the purchase money to be paid to the Offeror the amount required to discharge all such liens, charges, encumbrances or other rights of others and will apply such amount to the repayment, on behalf of the Offeror, of the obligations secured thereby.

                  4.7.3 If the ITF Group does not give notice that it wishes to purchase the Offered Shares within 30 days of the giving of the Notice, the rights of the ITF Group, except as hereinafter provided, to purchase the Offered Shares will terminate and Avensys and the ITF Group must use their best efforts to sell to the Third Party Offeror all, but not less than all, of the Shares within 30 days after the expiry of the 30-day period. Any such sale must be at a price not less than the purchase price contained in the Third Party Offer and on other terms no more favourable to Avensys than those contained in the Third Party Offer.

                  4.7.4 If the Offeror defaults in transferring the Offered Shares to the ITF Group as provided in this Section 4.7, the Company is authorized and directed to receive the purchase money and thereupon to record the transfer of the Offered Shares, to enter the names of the ITF Group in the registers of the Company as the holders of the Shares purchased by them, and to cause to be issued to the ITF Group share certificates for the Offered Shares in the names of the respective Preferred Holders. The Company will hold the purchase money received by it in trust on behalf of the Offeror and will not commingle the purchase money with the Company's assets, except that any interest thereon will be for the account of the Company. The receipt by the Company of the purchase money will be a good discharge to the respective Preferred Holders and, after their names have been entered in the registers of the Company, the transaction of purchase and sale will be deemed completed at the price and on the other terms and conditions contemplated herein and the respective Preferred Holders will for all purposes own the Offered Shares purchased by them. Upon such registration, the Offeror will cease to have any right to or in respect of the Offered Shares except the right to receive, without interest, the purchase price received by the Company upon surrender of any certificates that previously represented the Offered Shares.

         4.8      Right of First Refusal of the Preferred Holders

                  4.8.1 Except as otherwise provided herein, each Preferred Holder (each an "Offeror") shall be permitted on and after May 1, 2009 to Transfer Shares only if it receives a bona fide written offer (a "Third Party Offer") from a Person (the "Third Party Offeror") dealing at arm's length (as defined in the Income Tax
                           Act) to purchase all and not less than all of the Shares that it owns (the "Offered Shares"). The Third Party Offer must be a cash offer to purchase only Shares and no other assets. The Offeror shall give a notice ("Notice") to the Company and the other Shareholders (the "Offerees") which Notice must contain a copy of the Third Party Offer, disclose the identity of the Person making the Third Party Offer and provide evidence sufficient to establish that such Person has the power and capacity, including financial, to complete the purchase of the Offered Shares and that the conditions set out in Section
                           4.10 will be satisfied. Upon the Notice being given, the Offerees will have the right, to be exercised within 30 days of receipt of the Third Party Offer, to purchase all, but not less than all, of the Offered Shares at the same price and upon the same terms and conditions as are contained in the Third Party Offer.

                  4.8.2 The Offerees will be entitled to purchase the Offered Shares pro rata based upon the number of Shares owned by the Offerees at the date the Notice was given or in such other proportion as the Offerees may agree in writing. Each Offeree who desires to purchase all the Offered Shares that such Offeree is entitled to purchase in accordance with the provisions of this
                           Section 4.8.2 will give notice of such desire to the Offeror, to the Company and to the other Offerees within 30 days of having been given the Notice.

                  4.8.3    If any Offeree does not give notice as provided in
                           Section 4.8.2, the Offered Shares that such Offeree had been entitled to purchase (the "Rejected Shares") may instead be purchased by the Offerees who did give such notice, pro rata based upon the number of Shares owned by such Offerees at the date the Notice was given or in such other proportion as such Offerees may agree in writing, and, within five Business Days of the expiry of the 30 day period specified in
                           Section 4.8.2, each Offeree who desires to purchase all the Rejected Shares that such Offeree is entitled to purchase in accordance with the provisions of this
                           Section 4.8.3 will give an additional notice to the Offeror, to the Company and to the other Offerees. If any Offeree entitled to give the additional notice does not do so, the Rejected Shares that such Offeree had been entitled to purchase may instead be purchased by the Offerees who did give such additional notice, pro rata based upon the number of Shares owned by such Offerees at the date the Notice was given or in such other proportion as such Offerees may agree in writing, and so on from time to time until the Offerees are willing to purchase all the Offered Shares or until they are not willing to purchase any more.

                  4.8.4 If the Offerees are willing to purchase all, but not less than all, of the Offered Shares, the transaction of purchase and sale will be completed in accordance with the terms set out in the Third Party Offer by delivery of the Offered Shares by the Offeror with good title, free and clear of all liens, charges, encumbrances and any other rights of others, against payment by certified cheque or bank draft by the Offerees. If, at the time of completion, any Offered Shares are subject to any lien, charge, encumbrance or other right of others, the Offerees will be entitled to deduct from the purchase money to be paid to the Offeror the amount required to discharge all such liens, charges, encumbrances or other rights of others and will apply such amount to the repayment, on behalf of the Offeror, of the obligations secured thereby.

                  4.8.5 If the Offeror defaults in transferring the Offered Shares to the Offerees as provided in this Section 4.8, the Company is authorized and directed to receive the purchase money and thereupon to record the transfer of the Offered Shares, to enter the names of the Offerees in the registers of the Company as the holders of the Shares purchased by them, and to cause to be issued to the Offerees share certificates for the Offered Shares in the names of such Offerees. The Company will hold the purchase money received by it in trust on behalf of the Offeror and will not commingle the purchase money with the Company's assets, except that any interest thereon will be for the account of the Company. The receipt by the Company of the purchase money will be a good discharge to the Offerees and, after their names have been entered in the registers of the Company, the transaction of purchase and sale will be deemed completed at the price and on the other terms and conditions contemplated herein and the Offerees will for all purposes own the Offered Shares purchased by them. Upon such registration, the Offeror will cease to have any right to or in respect of the Offered Shares except the right to receive, without interest, the purchase price received by the Company upon surrender of any certificates that previously represented the Offered Shares.

                  4.8.6 If the Offerees do not give notice in accordance with the provisions of Section 4.8.2 that they are willing to purchase all and not less than all the Offered Shares, the rights of the Offerees, except as hereinafter provided, to purchase the Offered Shares will terminate and the Offeror may sell all, but not less than all, of the Offered Shares to any person within four months after the expiry of the 30 day period specified in Section 4.8.2 or the last of the five Business Day periods specified in Section 4.8.3, as the case may be. Any such sale must be at a price not less than the purchase price contained in the Third Party Offer and on other terms no more favourable to such person than those contained in the Third Party Offer. If the Offered Shares are not sold within such four month period on such terms, the rights of the Offerees pursuant to this Section 4.7 will again take effect.

         4.9      No Registration of Transfer Unless Transferee is Bound

                  If, pursuant to any provision of this Agreement, a Shareholder Transfers any of such Shareholder's Shares, no Transfer of such Shares shall be made nor shall be effective, and no application shall be made to the Company or to the Company's transfer agent to register the Transfer, and the Company shall not register any such Transfer on the securities register of the Company, until:

                  4.9.1 in the case of a Transfer contemplated by Sections 4.3, 4.4, 4.5, 4.6, 4.7 or 4.8 the documentation referred to in those Sections has been delivered; and

                  4.9.2 in the case of any other Transfer, the proposed transferee and the Person, if any, who Controls such transferee, become subject to all of the obligations of the transferor under this Agreement, pursuant to an agreement in writing, in form and substance satisfactory to the legal counsel of the Company. If such transferee has acquired all of the Shares of the transferor (in which case the proposed transferee shall become entitled to exercise all the rights of the transferor under this Agreement) he or it agrees to be bound by all of the provisions hereof as if he or it were an original signatory hereto in the place of the transferor, pursuant to an agreement in writing, in form and substance satisfactory to the legal counsel of the Company whereupon the transferor shall cease to have any rights or obligations hereunder.

         4.10     Specific Prohibitions on Transfer

                  Notwithstanding the foregoing provisions of this Article 4, without the prior written consent of Avensys Lab:

                  4.10.1 The Preferred Holders may not Transfer any or all Shares owned by them within the first three years of the date hereof if in the opinion of the Company, the Company's qualification for research and development tax credits would be imperilled; and

                  4.10.2 During the first three (3) years of this Agreement, no Transfer of Shares may be made if:

                           4.10.2.1 the proposed purchaser or transferee or
                                    Person Controlling such purchaser or
                                    transferee is a Competitor;

                           4.10.2.2 as a result, the remaining Shareholders or
                                    the Company would become subject to any
                                    governmental controls or regulations to
                                    which they were not subject prior to the proposed sale by reason of the nationality or residence of the proposed purchaser or transferee or Person Controlling such purchaser or transferee;

                           4.10.2.3 as a result, the remaining Shareholders or
                                    the Company would become subject to any
                                    taxation or additional taxation to which they were not subject prior to the proposed sale;

                           4.10.2.4 the sale or transfer is not permitted by
                                    applicable law or any term of any material agreement affecting the Company, unless any required consent or approval is obtained; or

                           4.10.2.5 the proposed purchaser or transferee does
                                    not have the power and capacity, including financial, to carry out its obligations under this Agreement to the satisfaction of the remaining Shareholders, acting reasonably.

         4.11     New Shareholders

                  No Shares may be issued or Transferred to a Person which is not a Shareholder, unless the Person first executes and delivers to the Company with a copy to each Shareholder an intervention in the form of Schedule 4.11. If these conditions are met, this Person shall be considered a Shareholder for the purposes of this Agreement effective from its registration in the Company's share register.

         4.12     Endorsement on Certificates

                  Share certificates of the Company will note conspicuously the following language:

                  "The shares represented by this certificate are subject to all the terms and conditions of an agreement made as of o, 2006, a copy of which is on file at the registered office of the Company."

         4.13     Put Option

                  4.13.1 Notwithstanding any other provision of this Agreement, during the period commencing on April 1, 2009 and ending October 1, 2009 (the "Permitted Window"), each Preferred Holder shall have the option (the "Put Option") to be exercised by written notice (the "Election Notice") to Avensys, the Company, Manaris and the other Preferred Holders during the Permitted Window to either:

                           4.13.1.1 sell all and not less than all of the Shares
                                    owned by such Preferred Holder to Avensys for its proportionate share of $2,000,000 calculated based on such Preferred Holder's respective shareholding interest as set forth in Section 2.4.3 of the Asset Purchase Agreement and in which case Avensys shall be obligated to purchase same at such price, payable within 30 days of receipt of the Election Notice and of the share certificates representing such Preferred Holder's Shares, duly endorsed for transfer; or

                           4.13.1.2 exchange all and not less than all of the
                                    Shares owned by such Preferred Holder into that number of freely tradable common shares of Manaris equal its proportionate share of $1,500,000 divided by the Reference Share Price, as defined in the Asset Purchase Agreement, calculated based on such Preferred Holder's respective shareholding interest as set forth in Section 2.4.3 of the Asset Purchase Agreement and in which case, Manaris shall deliver such common shares to such Preferred Holder within 30 days of receipt of the Election Notice and of the share certificates representing said Shares, duly endorsed for transfer.

                  4.13.2 In the event that any Preferred Holder exercises the Put Option in accordance with Section 4.13.1, each of the other Preferred Holders shall send a notice to Avensys, the Company and Manaris within 15 days of receipt of the Election Notice (the "Second Election Notice") confirming that they elect to either :

                           4.13.2.1 sell all and not less than all of the Shares
                                    owned by such Preferred Holder to Avensys in accordance with Section 4.13.1.1, the payment of which shall occur within 30 days of receipt of the Second Election Notice; or

                           4.13.2.2 exchange all and not less than all of the
                                    Shares owned by such Preferred Holder in accordance with Section 4.13.1.2, the deliverance of corresponding common shares of Manaris occurring 30 days of receipt of the Second Election Notice.

                           If a Preferred Holder does not send a Second Election Notice within such 15 day time period, said Preferred Holder will be deemed to have elected to exchange its Shares in accordance with Section 4.13.2.1.

                  4.13.3 In the event that none of the Preferred Holders exercises the Put Option in accordance with this
                           Section 4.13, the Shareholders agree to renegotiate in good faith the terms and conditions of this Agreement.

5.       GENERAL

         5.1      Non-Solicitation

                  Avensys may not, without the prior written consent of the other Shareholders, at any time while Avensys is a shareholder of the Company and for a period of twelve months after Avensys ceases to be a shareholder of the Company, either individually or in partnership or jointly or in conjunction with any Person as principal, agent, trustee, employee or shareholder or in any other manner whatsoever:

                  5.1.1 solicit for hire or employment any Person who is known to the representative or representatives of Avensys actually making such solicitation for hire or employment to be an officer, director or employee of the Company or a Subsidiary of the Company; or

                  5.1.2 solicit or do business with any Person that is a customer of the Company or its Subsidiaries while Avensys is a shareholder of the Company or at the date Avensys ceases to be a shareholder of the Company.

         5.2      Confidentiality

                  None of the Shareholders may, without the prior written consent of the other Shareholders, at any time while such Shareholder is a shareholder of the Company and after such Shareholder ceases to be a shareholder of the Company, disclose to anyone or use for any purpose other than for the business of the Company any confidential information concerning the business and affairs of the Company and will hold all such information in strictest confidence in accordance with applicable laws or pursuant to decision of a competent tribunal.

         5.3      Further Assurances

                  Each of the parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as another party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

         5.4      Benefit of the Agreement

                  This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties.

         5.5      Entire Agreement

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

         5.6      Amendments and Waivers

                  No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

         5.7      Assignment

                  Except as may be expressly provided in this Agreement, none of the parties may assign such party's rights or obligations under this Agreement without the prior written consent of all the other parties.

         5.8      Termination

                  This Agreement will terminate upon:

                  5.8.1    the written agreement of all the Shareholders;

                  5.8.2 the dissolution or bankruptcy of the Company or the making by the Company of an assignment under the provisions of the Bankruptcy and Insolvency Act (Canada); or

                  5.8.3 one Shareholder becoming the beneficial owner of all the Shares.

         5.9      Severability

                  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

         5.10     Notices

                  Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

                  To 3599:

                  Investissement Technologie (3599) Inc.
                  600, de la Gauchetiere West
                  Suite 1500
                  Montreal, Quebec, Canada
                  H3B 4L8
                  Attention: Corporate Secretary

                  Telecopier: (514) 395-8055

                  with a required copy to (but which shall not constitute notice to 3599):

                  Ogilvy Renault LLP
                  1981 McGill College Avenue
                  Suite 1100
                  Montreal, Quebec
                  H3A 3C1
                  Attention: Gino Martel

                  Telecopier: (514) 286-5474

                  To OTPP:

                  Ontario Teachers' Pension Plan
                  5650, Yonge Street
                  Toronto, Ontario
                  M2M 4H5
                  Attention: Rosemary Zigrossi, Vice President, Venture Capital

                  Telecopier: (416) 730-5082

                  with a required copy to (but which shall not constitute notice to OTPP)

                  Aird & Berlis LLP
                  Suite 1800
                  181 Bay Street
                  Toronto, Ontario
                  M5J 2T9
                  Attention: Margaret T. Nelligan

                  Telecopier: (416) 863-1515

                  To Celtic:

                  Celtic House Venture Partners Fund IIA LP
                  303 Terry Fox Drive
                  Suite 120
                  Kanata, Ontario, Canada
                  K2K 3J1
                  Attention: David Adderley, Partner and Chief Operating Officer

                  Telecopier: (613) 271-2025

                  To GTI V:

                  GTI V Limited Partnership
                  255 Saint-Jacques Street
                  2nd Floor
                  Montreal, Quebec, Canada
                  H2Y 1M6
                  Attention: General Partner

                  Telecopier: (514) 845-3810

                  To GTI V (NR):

                  GTI V (NR) Limited Partnership
                  255 Saint-Jacques Street
                  2nd Floor
                  Montreal, Quebec, Canada
                  H2Y 1M6
                  Attention: General Partner

                  Telecopier: (514) 845-3810

                  To Bay Tech:

                  Bay Tech Venture Capital GmbH & Co. KG.
                  Brienner Strasse 24
                  80333, Munich, Germany
                  Attention: Limited Managing Partner

                  Telecopier: +49 89 2171 26130

                  To Avensys:

                  Avensys Inc.
                  880, Selkirk
                  Pointe-Claire, Quebec
                  H9R 3S3
                  Attention: Mr. Martin d'Amours, President and Chief Executive Officer

                  Telecopier: (514) 428-1433

                  with a required copy to (but which shall not constitute notice to Avensys):

                  McCarthy Tetrault LLP
                  Suite 2500
                  1000 de La Gauchetiere Street West
                  Montreal, Quebec
                  H3B 0A2
                  Attention: Sonia Struthers

                  Telecopier: (514) 875-6246

                  To the Company:

                  Avensys Laboratories Inc.
                  247, boulevard Thibeau
                  Trois-Rivieres, Quebec
                  G8T 6X9
                  Attention: Mr. Hassan Kassi, President

                  Telecopier: (514) 428-1433

                  with a required copy to (but which shall not constitute notice to the Company):

                  McCarthy Tetrault LLP
                  Suite 2500
                  1000 de La Gauchetiere Street West
                  Montreal, Quebec
                  H3B 0A2
                  Attention:  Sonia Struthers

                  Telecopier: (514) 875-6246

                  To Manaris:

                  Manaris Corporation
                  1155 Rene-Levesque, Suite 2720
                  Montreal, Quebec
                  H3B 2K8
                  Attention: Mr. John G. Fraser, Chief Executive Officer

                  Telecopier: (514) 847-4870

                  with a required copy to (but which shall not constitute notice to Manaris):

                  McCarthy Tetrault LLP
                  Suite 2500
                  1000 de La Gauchetiere Street West
                  Montreal, Quebec
                  H3B 0A2
                  Attention:  Sonia Struthers

                  Telecopier: (514) 875-6246

                  or to such other address, individual or electronic communication number as may be designated by notice given by a party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively presumed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of successful transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to have known of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

         5.11     Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

         5.12     Counterparts

                  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

         5.13     Facsimiles

                  Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such party.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date referred to above.


                                       AVENSYS INC.

                                       By: /s/ Martin d'Amours
                                           -------------------
                                           Martin d'Amours,
                                           President and Chief Executive
                                           Officer


                                       AVENSYS LABORATORIES INC.

                                       By: /s/ Hassan Kassi
                                           ----------------
                                           Hassan Kassi,
                                           President


                                       INVESTISSEMENT TECHNOLOGIE (3599) INC.

                                       By: /s/ Jean Rocheleau
                                           ------------------
                                           Jean Rocheleau
                                           Vice President

                                       By: /s/ Michel Sainte-Marie
                                           -----------------------
                                           Michel Sainte-Marie
                                           Assistant Secretary


                                       ONTARIO TEACHERS' PENSION PLAN

                                       By: /s/ Rosemary Zigrossi
                                           ---------------------
                                           Rosemary Zigrossi
                                           Vice President, Venture Capital

                                       CELTIC HOUSE VENTURE PARTNERS FUND IIA LP by Celtic House General Partner (Fund
                                       IIA) Inc., its general partner

                                       By: /s/ David Adderley
                                           ------------------
                                           David Adderley
                                           Partner and Chief Operating Officer


                                       GTI V LIMITED PARTNERSHIP
                                       by GTI V Inc., its general partner

                                       By: /s/ Roger Jenkins
                                           -----------------
                                           Roger Jenkins
                                           Senior General Partner


                                       GTI V (NR) LIMITED PARTNERSHIP
                                       by GTI V (NR) Inc., its general partner

                                       By: /s/ Roger Jenkins
                                           -----------------
                                           Roger Jenkins
                                           Senior General Partner


                                       BAY TECH VENTURE CAPITAL GMBH & CO. KG

                                       By: /s/ Dr. Rolf Schneider-Gunther
                                           ------------------------------
                                           Dr. Rolf Schneider-Gunther
                                           Managing Limited Partner


                                       MANARIS CORPORATION

                                       By: /s/ John G. Fraser
                                           ------------------
                                           John G. Fraser,
                                           Chief Executive Officer

                                  SCHEDULE 4.11

                                INTERVENTION FORM

The undersigned, _________________________________, as the owner of ____ shares in the share capital of Avensys Laboratories Inc. (the "Company"), having acquired them on ________________________, hereby intervenes in the Shareholder Agreement dated as of __________, 2006 among the shareholders of the Company (the "Agreement"), a copy of which is annexed hereto, and declares that it has read the Agreement, understands its meaning and scope and is satisfied therewith. The undersigned further declares itself to be bound by each of the provisions of the Agreement as if it were an original signatory thereto.

Name: ________________________________________________________

Signature: ___________________________________________________

Name of representative: ______________________________________
(if legal person)

Date: ________________________________________________________